As filed with the Securities and Exchange Commission on April 22, 2008

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Standard Parking Corporation

(Exact name of registrant as specified in its charter)

Delaware	16-1171179
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

900 North Michigan Avenue, Suite 1600
Chicago, Illinois	60611
(Address of registrant’s principal executive offices)	(Zip Code)

STANDARD PARKING CORPORATION LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Robert N. Sacks

Executive Vice President and General Counsel

Standard Parking Corporation

900 North Michigan Avenue, Suite 1600

Chicago, Illinois  60611

(312) 274-2000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

J. Todd Arkebauer

Reed Smith LLP

10 S. Wacker Dr.

Chicago, Illinois 60606

(312) 207-6453

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the Long-Term Incentive Plan	175,000	$20.26	$3,545,500	$139.34

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers such indeterminate number of additional shares of Common Stock as may be issued in connection with shares splits, share dividends or similar transactions.

(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ Global Select Market on April 21, 2008, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 175,000 shares of Standard Parking Corporation’s Common Stock to be issued pursuant to the Standard Parking Corporation Long-Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b)(1) under the Securities Act.  Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Standard Parking Corporation (“Standard Parking” or the “Company”) hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)                         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)                         The Company’s Current Reports on Form 8-K filed on January 3, 2008, February 5, 2008, February 15, 2008, February 29, 2008 and March 13, 2008;

(c)                          The Company’s prospectus dated May 27, 2004, filed pursuant to Rule 424(b) of the Securities Act, included as part of the Company’s Registration Statement on Form S-1 (File No. 333-112652); and

(d)                         The description of the Company’s Common Stock, $.001 par value per share, contained in the Company’s Registration Statement on Form S-1 (File No. 333-112652), including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legal validity of the issuance of the shares of Common Stock offered under this Registration Statement has been passed upon by Robert N. Sacks, Executive Vice President and General Counsel, of the Company.  Mr. Sacks owns shares of Common Stock and is eligible to participate in the Long-Term Incentive Plan.

Item 6.  Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Amended and Restated Certificate of Incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such Company as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudicated to be liable to the Company.  Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

The above provisions of the DGCL are nonexclusive.

Article VIII, Section 2(a) of the Company’s Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors.  Any rights to indemnification conferred in Section 2 are contract rights and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise.  By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

Article VIII, Section 2(d) of the Company’s Amended and Restated Certificate of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director or officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.                                          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.                                       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

iii.                                    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant’s certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 22nd day of April, 2008.

Standard Parking Corporation

By:	/s/ James A. Wilhelm
James A. Wilhelm
President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert N. Sacks and Michael Wolf, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Standard Parking Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Wilhelm	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2008
James A. Wilhelm

/s/ John V. Holten	Chairman and Director	April 22, 2008
John V. Holten

/s/ G. Marc Baumann	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 22, 2008
G. Marc Baumann

Signature	Title	Date

/s/ Daniel R. Meyer	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	April 22, 2008
Daniel R. Meyer

/s/ Karl G. Andren	Director	April 22, 2008
Karl G. Andren

/s/ Charles L. Biggs	Director	April 22, 2008
Charles L. Biggs

/s/ Karen M. Garrison	Director	April 22, 2008
Karen M. Garrison

/s/ Gunnar E. Klintberg	Director	April 22, 2008
Gunnar E. Klintberg

/s/ Leif F. Onarheim	Director	April 22, 2008
Leif F. Onarheim

/s/ A. Petter Østberg	Director	April 22, 2008
A. Petter Østberg

/s/ Robert S. Roath	Director	April 22, 2008
Robert S. Roath

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Second Amended and Restated Certificate of Incorporation of the Company filed on June 2, 2004 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 16, 2004).

4.2	Amended and Restated By-Laws of the Company effective as of June 2, 2004 (incorporated by reference to exhibits 3.2 of the Company’s Current Report on Form 8-K filed on June 16, 2004).

4.3

Long-Term Incentive Plan dated as of May 1, 2004 (incorporated by reference to exhibit 10.12 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-112652, filed on May 10, 2004).

5.1	Opinion of Robert N. Sacks, Esq.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (contained on the signature page hereto).